UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2008

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Management of Peoples Bancorp Inc. (“Peoples”) has updated its third quarter 2008 estimate of the provision for loan losses due to changes in credit quality of certain loans.  As a result, the estimate for the third quarter provision for loan losses is $6.0 million, compared to provisions for loan losses of $6.8 million for the second quarter of 2008 and $1.0 million for the third quarter of 2007.

The estimated increase in the provision for loan losses was primarily due to deterioration in commercial real estate loan quality, and was based on management’s quarterly evaluation of its allowance for loan losses, which includes such factors as changes in loss trends, risk ratings, and current economic conditions.  Management estimates the allowance for loan losses to approximate $19.2 million, or 1.72% of total loans, as of September 30, 2008 compared to $15.2 million, or 1.38%, as of June 30, 2008 and $15.7 million, or 1.40%, as of December 31, 2007.  Net loan charge-offs for the third quarter of 2008 are estimated to be $2.1 million, or 0.74% of average loans on an annualized basis, compared to $7.5 million, or 2.70%, and $1.0 million, or 0.36%, for the second quarter of 2008 and third quarter of 2007, respectively.

Nonperforming assets are estimated to increase to approximately $36.0 million, or 1.87% of total assets, at September 30, 2008, compared to $21.6 million, or 1.13%, at June 30, 2008 and $9.7 million, or 0.51%, at December 31, 2007.  The increase in nonperforming assets in the third quarter of 2008 is due to three commercial real estate loan relationships, totaling approximately $14.4 million, being placed on nonaccrual status during the third quarter because of deterioration in the borrowers’ financial condition from the weakened real estate market and economy as a whole.  These loans are secured by real estate located primarily in Ohio, with some collateral located in Indiana, and were appropriately considered in establishing the level of allowance at September 30, 2008 and in prior periods.

Management believes its estimate of the allowance for loan losses is adequate at September 30, 2008, based on all information currently available.  However, there can be no assurance that those estimates will not change, especially considering the current economic uncertainty and its potential impact on Peoples’ loan portfolio.

While credit quality has been impacted by a challenging economy, the capital position of both Peoples and its subsidiary, Peoples Bank, National Association (“Peoples Bank”), remain strong and well above the amounts needed to be considered well-capitalized under applicable regulatory standards.  At September 30, 2008, Peoples’ Tier 1 Capital ratio is estimated to range from 12.2% to 12.4% and Total Risk-Based Capital ratio is estimated to range from 13.5% to 13.7%.  Management anticipates Peoples’ and Peoples Bank’s strong capital position will allow for the continuation of quarterly dividend payments.

Despite the higher provision for loan losses, management estimates Peoples’ third quarter 2008 diluted earnings per share to approximate $0.28, which reflects a quarterly net interest margin of approximately 3.50%, controlled operating expenses and a lower effective tax rate.  Actual third quarter results may differ from this estimate since management has not completed all quarterly analyses and procedures required under Peoples’ financial reporting processes for preparing quarterly financial statements.

Peoples will announce third quarter 2008 earnings before the market opens on October 23, 2008.   Members of Peoples’ executive management will conduct a facilitated conference call to discuss third quarter 2008 results of operations at 11:00 a.m. Eastern Daylight Time on the same date.  Analysts, media and individual investors are invited to participate in the conference call by calling (800) 860-2442.  A simultaneous Webcast of the conference call audio will be available online via the “Investor Relations” section of Peoples’ website, www.peoplesbancorp.com.  Participants are encouraged to call or sign in at least 15 minutes prior to the scheduled conference call time to ensure participation and, if required, to download and install the necessary software.  A replay of the call will be available on Peoples’ website in the “Investor Relations” section for one year.

Safe Harbor Statement:
Certain statements in this Current Report on Form 8-K which are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  Words such as “estimates”, “feels”, “expects,” “believes”, “plans”,  “will”, “would”, “should”, “could” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying such statements.  Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially.  Factors that might cause such a difference include, but are not limited to: (1) deterioration in the credit quality of Peoples’ loan portfolio could occur due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be less favorable than expected, which may adversely impact the provision for loan losses; (2) competitive pressures among financial institutions or from non-financial institutions, which may increase significantly; (3) changes in the interest rate environment, which may adversely impact interest margins; (4) changes in prepayment speeds, loan originations, sale volumes, and charge-offs, which may be less favorable than expected and adversely impact the amount of interest income generated; (5) general economic conditions, either national or in the states in which Peoples does business, which may be less favorable than expected; (6) political developments, wars or other hostilities, which may disrupt or increase volatility in securities markets or other economic conditions; (7) legislative or regulatory changes or actions, which may adversely affect the business of Peoples; (8) adverse changes in the conditions and trends in the financial markets, which may adversely affect the fair value of securities within Peoples’ investment portfolio; (9) a delayed or incomplete resolution of regulatory issues that could arise; (10) Peoples’ ability to receive dividends from its subsidiaries; (11) changes in accounting standards, policies, estimates or procedures, which may impact Peoples’ reported financial condition or results of operations; (12) Peoples’ ability to maintain required capital levels and adequate sources of funding and liquidity; (13) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; (14) the costs and effects of regulatory and legal developments, including the outcome of regulatory or other governmental inquiries and legal proceedings and results of regulatory examinations; and (15) other risk factors relating to the banking industry or Peoples as detailed from time to time in Peoples’ reports filed with the Securities and Exchange Commission (“SEC”), including those risk factors included in the disclosures under the heading “ITEM 1A. RISK FACTORS” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2007.  Peoples undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements.  Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  PEOPLES BANCORP INC.

Date: October 10, 2008	By:/s/	EDWARD G. SLOANE
Edward G. Sloane
Chief Financial Officer and Treasurer